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                                                                EXHIBIT 21


                          TITAN INTERNATIONAL, INC.
                                 SUBSIDIARIES

                                              JURISDICTION OF
NAME                                           INCORPORATION
----                                          ---------------

Automotive Wheels, Inc.                         California

Dyneer Corporation                              Delaware

Sirmac Officine Meccaniche, SpA                 Italy

Titan Steel Wheels, Ltd.                        United Kingdom

Titan Distribution, Inc.                        Illinois

Titan Siria, SpA                                Italy

Titan Tire Corporation                          Illinois

Titan Tire Corporation of Tennessee             Tennessee

Titan Wheel Corporation of Virginia             Virginia






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